Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

American Multi-Cinema, Inc.	100%	Missouri
Loews Kaplan Cinema Associates Partnership	50.00%	New Jersey
Digital Cinema Distribution Coalition, LLC	14.60%	Delaware
Digital Cinema Implementation Partners, LLC	29.00%	Delaware
National Cinemedia, LLC	17.40%	Delaware
AC JV, LLC	32.00%	Delaware
Open Road Releasing, LLC	50.00%	Delaware
Universal Cineplex Odeon Joint Venture	50.00%	Florida
AMC Card Processing Services, Inc.	100%	Arizona
AMC Concessionaire Services of Florida, LLC	100%	Florida
AMC Interchange Ventures ULC BC	100%	Canada
AMC License Services, Inc.	100%	Kansas
AMC ITD, Inc.	100%	Kansas
Club Cinema of Mazza, Inc.	100%	District of Columbia
Loews Citywalk Theatre Corporation	100%	California
Citywalk Big Screen Theatres	50.00%	California
AMC of Maryland, LLC	100%	Maryland
AMC Theatres of UK Limited	100%	United Kingdom
AMC Starplex, LLC	100%	Delaware
AMC Finance, LLC	100%	Delaware
AMC Lux Finance	100%	Luxembourg
Centertainment Development, Inc.	100%	Delaware
Midlands Water Association (NFP)	100%	Illinois
Carmike Cinemas, Inc.	100%	Delaware
OCM SD Cinema Holdings, Inc.	100%	Delaware
OCM SD Cinema Holdings, LLC	100%	Delaware
Sundance Cinemas, LLC	100%	Delaware
Eastwynn Theatres, Inc.	100%	Alabama
Eastwynn Theatres Holding, LLC	100%	Delaware
Carmike Concessions II, LLC	100%	Texas
Carmike Giftco, Inc.	100%	Florida
Carmike Concessions LLC	100%	Florida
Carmike Motion Pictures Birmingham II, LLC	100%	Delaware
Carmike Motion Pictures Birmingham III, LLC	100%	Delaware
Carmike Motion Pictures Chattanooga, LLC	100%	Delaware
Carmike Motion Pictures Daphne, LLC	100%	Delaware

Carmike Motion Pictures Pensacola, LLC	100%	Delaware
Carmike Motion Pictures Pensacola II, LLC	100%	Delaware
Carmike Motion Picture Indianapolis, LLC	100%	Delaware
Carmike Motion Pictures Huntsville, LLC	100%	Delaware
Carmike Motion Pictures Fort Wayne, LLC	100%	Delaware
Carmike Motion Pictures Melbourne, LLC	100%	Delaware
Carmike Motion Pictures Port St. Lucia, LLC	100%	Delaware
Carmike Motion Pictures Orange Beach, LLC	100%	Delaware
Carmike Motion Pictures Allentown, LLC	100%	Delaware
Military Services, Inc.	100%	Delaware
George G. Kerasotes	100%	Delaware
GKC Theaters, Inc.	100%	Delaware
GKC Indiana Theatres, Inc.	100%	Indiana
GKC Michigan Theatres, Inc.	100%	Delaware
Seth Childs 12 of Kansas L.L.C.	100%	Kansas
Carmike Review Holdings, LLC	100%	Delaware
Carmike Motion Pictures Peoria, LLC	100%	Delaware
Carmike Motion Pictures Birmingham, LLC	100%	Delaware
Digital Cinema Destinations Corp.	100%	Delaware
Start Media/Digiplex LLC	100%	Delaware
DC Cinema Centers, LLC	100%	Delaware
DC Westfield Cinema, LLC	100%	Delaware
DC Cranford Cinema, LLC	100%	Delaware
DC Lisbon Cinema, LLC	100%	Delaware
DC Bloomfield Cinema, LLC	100%	Delaware
DC Churchville Cinema, LLC	100%	Delaware
DC Mechanicsburg Cinema, LLC	100%	Delaware
DC Lansing, LLC	100%	Delaware
DC Londonderry Cinema, LLC	100%	Delaware
DC Sarver Cinema, LLC	100%	Delaware
DC Apple Valley Cinema, LLC	100%	Delaware
DC River Village Cinema, LLC	100%	Delaware
DC Temecula Cinema, LLC	100%	Delaware
DC Mission Marketplace Cinema, LLC	100%	Delaware
DC Poway Cinema, LLC	100%	Delaware
DC Surprise Cinema, LLC	100%	Delaware
DC Sparta Cinema, LLC	100%	Delaware
DC Solon Cinema, LLC	100%	Delaware
DC Torrington Cinema, LLC	100%	Delaware
DC New Smyrna Beach Cinema, LLC	100%	Delaware
Shawnee Theatres LLC	50%	Delaware

Diginext, LLC	50%	Delaware
SV Holdco, LLC	16.8%	Delaware
AMC Nola Luxembourg Partners	100%	Luxembourg
AMC Lux Holdings	100%	Luxembourg
AMC Lux Finance II	100%	Luxembourg
Nola Finance Limited	100%	Cayman
Odeon Cinemas Group Limited	100%	England
Odeon Cinemas Group Limited	100%	England
Odeon and UCI Cinemas Holding Limited	100%	England
Odeon and UCI Cinemas Group Limited	100%	England
Odeon & UCI Bond Holdco Limited	100%	England
Odeon & UCI Bond Midco Limited	100%	England
Odeon & UCI Finco plc	100%	England
Lucius Holdings Ltd	100%	England
Lucius Investments Ltd	100%	England
United Cinemas International Acquisitions Ltd	100%	England
Odeon & UCI Cinemas Digital Limited	100%	England
Odeon Bournemouth (ABC) Limited	100%	England
Odeon Bournemouth (Odeon) Limited	100%	England
Odeon Weston-Super-Mare Limited	100%	England
Cicero Holdings Ltd	100%	England
Cicero Investments Ltd	100%	England
Cicero Acquisitions Ltd	100%	England
Odeon Equity Co Ltd	100%	England
Odeon DDB Co Ltd	100%	England
Odeon Bridge Co Ltd	100%	England
Odeon Property Acquisition Co (Cayman) Ltd	100%	Cayman Islands
Odeon Ltd	100%	England
Odeon Cinemas Group Limited	100%	England
Odeon Cinemas Holdings Ltd	100%	England
Digital Cinema Media Ltd	50%	England
Associated British Cinemas Ltd	100%	England
Hopeart Ltd	100%	England
Movitex Signs Ltd	100%	England
ABC Cinemas Ltd	100%	England
Bookit Ltd	100%	England
Odeon Cinemas Ltd	100%	England
Odeon Cinemas (RL) Ltd	100%	England
Curzon Cinema (Loughbrough) Ltd	100%	England
Odeon and Sky Filmworks Ltd.	50%	England
Odeon Finance Ltd	100%	Cayman Islands

United Cinemas International (UK) Ltd	100%	England
UCI Exhibition (UK) Ltd	100%	England
Odeon & UCI Digital Operations Limited	100%	England
UCI Developments Ltd	100%	England
United Cinemas International (China) Ltd	100%	England
Hollywood Express Ltd	100%	England
Cinema International Corporation (UK) Ltd	100%	England
CIC Film Properties	100%	England
CIC Theatre Group	100%	England
Empire-Ritz (Leicester Square)	100%	England
The Plaza Theatre Company	100%	England
UCI Holdings Ireland Limited	100%	Ireland
Multiscreen Holdings (Ireland) Ltd	100%	Ireland
United Cinema International (Ireland) Ltd	100%	Ireland
Charlestown Cinema Property Ltd	100%	Ireland
Charlestown Films Ltd	100%	Ireland
Waterwhite Projections Ltd	100%	Ireland
Bolgal Ltd	100%	Ireland
Premier Productions Ltd	100%	Ireland
Point Pictures Ltd	100%	Ireland
Ashbourne Cinemas Ltd	100%	Ireland
First Class Cinemas Ltd	100%	Ireland
Kilcin Limited	100%	Ireland
Storm Cinemas (Waterford) Ltd	100%	Ireland
Castleroy Cinemas Ltd	100%	Ireland
First Class Productions Limited	100%	Ireland
UCI Italia SPA	100%	Italy
UCI Nord Ovest Srl	100%	Italy
UCI Centro Srl	100%	Italy
UCI Sud Srl	100%	Italy
UCI Torino Srl	100%	Italy
UCI Roma Est Srl	100%	Italy
UCI Camp Bisenzio SpA	100%	Italy
UCI Nord Est Srl	100%	Italy
UCI Adriatica Srl	100%	Italy
UCI Apenino Srl	100%	Italy
UCI Digital Operations Srl	100%	Italy
UCI Recupero e Sviluppo SpA	100%	Italy
International Cinemamedia UCI	100%	Italy
UCI Nord Srl	100%	Italy
United Cinemas International Multiplex BV	100%	Netherlands

United Cinemas International Multiplex Holding BV	100%	Netherlands
United Cinemas International Company BV	100%	Netherlands
Cinesa/UCI BV	100%	Netherlands
Essential Cinemas BV	100%	Netherlands
United Cinemas International Multiplex GmbH	100%	Germany
Kino Gera Betriebsgesellschaft mbH	100%	Germany
Kino Friedrichshain Betriebsgesellschaft mbH	100%	Germany
Kino Lausitzpark Betriebsgesellschaft mbH	100%	Germany
United Cinemas International Kinoplex GmbH	100%	Germany
United Cinemas International Digital GmbH	100%	Germany
United Cinemas International Multiplex GesmbH	100%	Austria
United Cinemas International Digiplex GesmbH	100%	Austria
Multiscreen Holdings (UK) Ltd	100%	England
Cinesa – Compania de Inciativas y Espectaculos SA	100%	Spain
Cinema International Corporation Lda	100%	Portuguese